                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       Nobel Learning Communities, Inc.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified in Charter)


--------------------------------------------------------------------------------
 (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11


     (1) Title of each class of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A
     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                      N/A
     -------------------------------------------------------------------------

     (5) Total fee paid:
                                      N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                      N/A
     -------------------------------------------------------------------------

     (2) Form, Schedule, or Registration Statement No.:
                                      N/A
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     (3) Filing party:
                                      N/A
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     (4) Date filed:
                                      N/A
     -------------------------------------------------------------------------

                          [LOGO]     NOBEL
                                   LEARNING
                                  COMMUNITIES


                   Notice of Annual Meeting of Stockholders

                               November 15, 2001


To the Stockholders:

     The 2001 Annual Meeting of Stockholders of Nobel Learning Communities, Inc. will be held at 10:00 a.m. on November 15, 2001 at the Adams Mark-Philadelphia Hotel, City Avenue and Monument Road, Philadelphia, PA 19131 (telephone: (215) 581-5000) for the following purposes:

1.   To elect two directors to serve for a three-year term.

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on October 11, 2001 will be entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, we urge you to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she returned a proxy.

                                       Sincerely,


                                       /s/ Yvonne DeAngelo

                                       Yvonne DeAngelo
                                       Secretary

Media, PA
October 16, 2001

                       NOBEL LEARNING COMMUNITIES, INC.
                                PROXY STATEMENT


                SOLICITATION OF PROXY, REVOCABILITY AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Nobel Learning Communities, Inc., a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 a.m. on November 15, 2001 at the Adams Mark-Philadelphia Hotel, City Avenue and Monument Road, Philadelphia, PA 19131. Only stockholders of record on October 11, 2001 will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof. Each share of the Company's common stock ("Common Stock") outstanding on the record date is entitled to one vote on each matter to be considered; and each share of the Company's preferred stock ("Preferred Stock") outstanding on the record date is entitled, as to each matter to be considered, to that number of votes as is equal to the number of full shares of Common Stock into which such share of Preferred Stock is convertible (calculated by rounding any fractional share down to the nearest whole number). As of the record date of the Meeting, each share of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock was convertible into .2940, 0.25 and 0.25 shares of Common Stock, respectively. On October 11, 2001, the Company had outstanding 6,345,561 shares of Common Stock, 1,023,694 shares of Series A Preferred Stock, 2,500,000 shares of Series C Preferred Stock and 1,063,830 shares of Series D Preferred Stock.

   The Company's principal executive offices are located at Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to stockholders is October 16, 2001.

Quorum and Voting

   The presence at the Meeting, in person or by proxy, of the holders of shares representing a majority of the votes represented by the Common Stock and Preferred Stock is necessary to constitute a quorum for the transaction of business. The holders of the Common Stock and the Preferred Stock vote together, and not as a separate class, on all matters to be submitted to stockholders at the Meeting. The election of directors will be determined by a plurality vote and the two nominees receiving the most "FOR" votes will be elected. Approval of the proposal to ratify the selection of auditors will require the affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock and Preferred Stock present at the Meeting in person or by proxy and entitled to vote. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum. Other than with respect to the election of directors, all other matters that come before the Meeting require an approval of a majority of the votes represented by the shares of stock present and entitled to vote thereon. Therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes will be treated as shares not entitled to vote and will not be included in the calculation of the number of votes represented by shares present and entitled to vote. Accordingly, broker non-votes will have no effect on the outcome of the proposal to ratify the selection of auditors.

Revocability of Proxies

   Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company or by the presentation at the Meeting of an instrument of revocation or a duly executed proxy bearing a later date.
It also may be revoked by attendance at the Meeting and the casting of a written ballot in person. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with instructions or, as to any matter as to which no instructions are given, for the election of the proposed nominees and in favor of Proposal 2.

Solicitation

   The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy, and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged Stocktrans, Inc., the transfer agent for the Common Stock and Preferred Stock, to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders. The Company will pay Stocktrans approximately $3,500 for these services.

                              SECURITY OWNERSHIP

Common Stock

   The following table shows information concerning the beneficial ownership of the Common Stock as of October 1, 2001 by each director and nominee, by each executive officer named in the Summary Compensation Table appearing elsewhere in this proxy statement and employed by the Company as of October 1, 2001, by all directors, nominees and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the "SEC") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days after October 1, 2001 through the exercise of any stock option or right or conversion of any convertible security or otherwise. As of October 1, 2001, the only persons or group of persons known to the Company to beneficially own more than 5% of the outstanding Common Stock were the following: A. J. Clegg; Allied Capital Corporation and its affiliates; Dimensional Fund Advisors Inc.; Edison Venture Fund II, L.P.; and KU Learning, L.L.C. The address of each such holder of more than 5% of the outstanding Common Stock is set forth in the footnote relating to its holdings.

                                   Number of Shares of
                                   Common Stock             Percent of
Name of Beneficial Owner           Beneficially Owned       Class (1)
------------------------           -------------------      ----------
William E. Bailey                      49,400  (2)            *

A. J. Clegg                           704,573  (3)          10.72%

Edward H. Chambers                     30,230  (4)            *

Daryl A. Dixon                        100,000  (5)           1.60%

John R. Frock                         111,549  (6)           1.79%

Peter H. Havens                        20,109  (7)            *

Eugene G. Monaco                       10,500  (8)            *

Pamela S. Lewis                         3,088  (9)            *

William L. Walton                   1,113,483 (10)          15.38%

Robert E. Zobel                        15,265 (11)            *

Daniel L. Russell                           0                 *

Barry S. Swirsky                       50,725 (12)            *

Allied Capital Corporation          1,106,256 (13)          15.26%

Dimensional Fund Advisors Inc.        352,500 (14)           5.74%

Edison Venture Fund II, L.P.          654,032 (15)           9.81%

KU Learning, L.L.C.                 1,883,500 (16)          30.66%

All directors and executive         2,208,922 (17)          27.49%
officers as a group (12 persons)
*  Less than 1%.                                   (See notes on following page)

(1) The percentages of class set forth in the table reflect the percentage of outstanding Common Stock currently owned by each holder listed or, in the case of a holder who also owns Preferred Stock or options or warrants exercisable within 60 days after October 1, 2001, the percentage of outstanding Common Stock which would be owned by each such holder giving effect to the conversion of all such shares of Preferred Stock and exercise of all such options and warrants held by such holder, but not to such conversion or exercise by any other person.

(2) Consists of 4,400 shares of Common Stock held by Mr. Bailey and 45,000 shares of Common Stock which Mr. Bailey has the right to purchase upon the exercise of currently exercisable options.

(3) Consists of 275,048 shares of Common Stock currently outstanding, 140,385 shares of Common Stock issuable upon conversion of the Company's Series A Preferred Stock, 100,806 shares of Common Stock issuable upon conversion of the Company's Series C Preferred Stock, and 188,334 shares of Common Stock issuable upon exercise of currently exercisable stock options. Of the 275,048 shares of Common Stock currently outstanding, Mr. Clegg's beneficial ownership of 66,572 shares arises by virtue of his right to vote shares held of record by his children and of 5,500 shares by virtue of record ownership of shares by his spouse. Does not include shares owned by Mr. Clegg's adult children with respect to which he has no voting rights, as to which he disclaims beneficial ownership. Mr. Clegg's address is c/o Nobel Learning Communities, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063.

(4) Consists of 11,510 shares of Common Stock held by Mr. Chambers, 1,470 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock, and 17,250 shares of Common Stock which Mr. Chambers has the right to purchase upon the exercise of currently exercisable options.

(5) Consists of 100,000 shares of Common Stock which Mr. Dixon has the right to purchase upon the exercise of currently exercisable options.

(6) Consists of 17,500 shares of Common Stock held by Mr. Frock, 14,700 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock, and 79,349 shares of Common Stock which Mr. Frock has the right to purchase upon the exercise of currently exercisable options.

(7) Consists of 2,125 shares of Common Stock held by Mr. Havens, 3,234 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock, and 14,750 shares of Common Stock which Mr. Havens has the right to purchase upon the exercise of currently exercisable options.

(8) Consists of 3,000 shares of Common Stock held by Mr. Monaco and 7,500 shares of Common Stock which Mr. Monaco has the right to purchase upon the exercise of currently exercisable options.

(9) Consists of 3,088 shares of Common Stock which Dr. Lewis has the right to purchase upon the exercise of currently exercisable options.

(10) Mr. Walton owns 1,000 shares of Common Stock directly and has the right to purchase 6,227 shares of Common Stock upon the exercise of currently exercisable options. By virtue of his position as Chief Executive Officer of Allied Capital Corporation, Mr. Walton may under the SEC's rules also be deemed a beneficial owner of the shares owned by Allied Capital Corporation and its affiliates (see footnote 13). Accordingly, these shares are also reflected in the table as shares beneficially owned by Mr. Walton. Mr. Walton disclaims beneficial ownership of such shares. Mr. Walton's address is c/o Allied Capital Corporation, at the address indicated in footnote 13.

(11) Consists of 4,000 shares of Common Stock held by Mr. Zobel, 4,704 shares of Common Stock issuable upon the conversion of shares of the Company's Series A Preferred Stock held by a partnership of which Mr. Zobel is general partner, and 6,561 shares of Common Stock which Mr. Zobel has the right to purchase upon the exercise of currently exercisable options. Does not include 1,000 shares of Common Stock held in a custodian account for Mr. Zobel's children, of which Mr. Zobel's wife is custodian, as to which Mr. Zobel disclaims beneficial ownership.

(12) Consists of 50,725 shares of Common Stock which Mr. Swirsky has the right to purchase upon the exercise of currently exercisable options. Does not include 500 shares of Common Stock held in a custodian account for Mr. Swirsky's child, of which Mr. Swirsky's wife is custodian, as to which Mr. Swirsky disclaims beneficial ownership.

(13) Consists of 265,958 shares of Common Stock issuable upon the conversion of the Company's Series D Preferred Stock and 840,298 issuable upon the exercise of warrants held by Allied Capital Corporation and Allied Investment Corporation. Allied Capital Corporation and its affiliates have their principal executive offices at 1666 K St., N.W., Suite 901, Washington, DC 20006.

(14) Based on a Schedule 13G filed with the SEC on December 2, 2001. Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). In its role as investment adviser or manager, Dimensional Fund Advisors Inc. possesses voting and/or investment power over the shares of Common Stock that are owned the Funds. All such shares are owned by the Funds. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such shares.

(15) Based on information most recently reported to the Company. Consists of 129,839 shares of Common Stock held by Edison Venture Fund II, L.P. and 524,193 shares of Common Stock issuable upon the conversion of the Company's Series C Preferred Stock. Edison Venture Fund II, L.P. has its principal executive office at 997 Lenox Drive #3, Lawrenceville, New Jersey 08648.

(16) Based on a Schedule 13D filed with the SEC on January 16, 1998 and amended on June 2, 1998 and November 10, 1999. Shares are beneficially owned by KU Learning, L.L.C. and its affiliates. The business address of such persons is 844 Moraga Drive, Los Angeles, CA 90049.

(17) Consists of shares shown as beneficially held by all natural persons in this table.

Preferred Stock

   The following table shows information concerning the beneficial ownership of the Company's Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as of October 1, 2001 by each director and nominee, by each executive officer named in the Summary Compensation Table appearing elsewhere in this proxy statement, by all directors, nominees and executive officers as a group and by each person who is known to the Company to be the beneficial owner of more than 5% of any series of Preferred Stock. Directors, nominees and executive officers omitted from a section of the following table do not beneficially own any shares of the series of Preferred Stock to which such section relates.

                                                        Number of Shares of
Name of                                                 Preferred Stock         Percent
Security            Name of Beneficial Owner (1)        Beneficially Owned      of Class
------------------------------------------------------------------------------------------
Series A            Edward H. Chambers                        5,000                0.49%
Preferred           A. J. Clegg                             477,500               46.64%
Stock               John R. Frock                            50,000                4.88%
                    Peter H. Havens                          11,000                1.07%
                    Emanuel Shemin                          101,487                9.91%
                    Robert E. Zobel                          16,000  (2)           1.56%
                    All directors and executive             559,500               54.66%
                        officers as a group (12 persons)
------------------------------------------------------------------------------------------
Series C            A. J. Clegg                              403,226              16.13%
Preferred           Edison Venture Fund II, L.P.           2,096,714              83.87%
Stock               All directors and executive              403,226              16.13%
                        officers as a group (12 persons)
------------------------------------------------------------------------------------------
Series D            Allied Capital Corporation             1,063,830 (3)         100.00%
Preferred           William L. Walton                      1,063,830 (3)         100.00%
Stock               All directors and executive            1,063,830 (3)         100.00%
                        officers as a group (12 persons)
------------------------------------------------------------------------------------------

(1) As reflected on the records of the Company's transfer agent, Mr. Shemin's address is 800 South Ocean Blvd. LPH4, Boca Raton, FL 33432. Mr. Clegg's address is c/o Nobel Learning Communities, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063. Edison Venture Fund II, L.P. has its principal executive office at 997 Lenox Drive #3, Lawrenceville, New Jersey 08648. Allied Capital Corporation and affiliates have their principal executive offices at 1666 K St., N.W., Suite 901, Washington, DC 20006.

(2) By partnership of which Mr. Zobel is a general partner.

(3) Shares are owned by Allied Capital Corporation and Allied Investment Corporation. Mr. Walton, a director of the Company, is Chief Executive Officer of Allied Capital Corporation. By virtue of his position as Chief Executive Officer, Mr. Walton may under the SEC's rules also be deemed a beneficial owner of the shares owned by Allied Capital Corporation and its affiliates. (These shares are also included in shares reflected as owned by Mr. Walton in the table.) Mr. Walton disclaims beneficial ownership of such shares. Mr. Walton's address is c/o Allied Capital Corporation, at the address indicated in footnote 1.

                                   PROPOSAL 1

                             Election of Directors

                             (Item 1 on Proxy Card)

Nominees

   At the Meeting, two directors are to be elected to serve for a three-year term and until their successors have been duly elected and qualified. The entire Board of Directors consists of eight persons. Directors will be elected by a plurality of the shares present and voting at the Meeting. If so authorized, the persons named in the accompanying proxy card intend to vote for the election of each nominee. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. If any of the nominees are not available to serve at the time of the Meeting, the persons named in the proxies may vote the proxies for such other persons as they may choose unless the Board of Directors reduces the number of directors to be elected.

   Of the two nominees for election, Pamela S. Lewis is currently a director and Daniel L. Russell is a nominee. William L. Walton, who has been a director since 1998, is retiring as of the date of the Meeting. Directors will be elected by a plurality of the shares present and voting at the Meeting.

   The names of the nominees and the continuing directors, and certain information about them, are set forth below:

       Name of Nominee                                                                                Director
       or Director             Age                   Principal Occupation                             Since
--------------------------------------------------------------------------------------------------------------
Nominees for a term expiring in 2004 (Class II Directors):

      Pamela S. Lewis          44                    Dean of the McColl School of Business at         1999
                                                     Queens College

      Daniel L. Russell        36                    Principal, Private Finance Group, Allied
                                                     Capital Corporation

Continuing Directors with a term expiring in 2002 (Class III Directors):

      Edward Chambers          64                    Executive Vice President - Finance and           1988
                                                     Administration of Wawa, Inc.

      A. J. Clegg              62                    Chairman of Board of Directors and Chief         1992
                                                     Executive Officer of the Company

      Peter H. Havens          47                    Chairman of Baldwin Management, LLC              1991

Continuing Directors with a term expiring in 2003 (Class I Directors):
    John R. Frock              58           Vice-Chairman and Chief Administrative         1992
                                            Officer of the Company

    Eugene G. Monaco           73           Judge, Delaware County Court (retired)         1995

    Robert E. Zobel            53           Vice President and Chief Administrative        1998
                                            Officer and Secretary of MARS, Inc.

     The following description contains certain information concerning the nominees, including current positions and principal occupations during the past five years.

     Edward H. Chambers. Mr. Chambers has served as Executive Vice President - Finance and Administration of Wawa, Inc. since March 1988. During the period April 1984 through March 1988, he served as President and Chief Executive Officer, and as a director, of Northern Lites, Ltd., an owner and operator of quick-service restaurants operating pursuant to a franchise from D'Lites of America, Inc. From 1982 to July 1984, Mr. Chambers was President - Retail Operations of Kentucky Fried Chicken Corp., a franchiser of quick-service restaurants. He is also a director of Riddle Memorial Hospital.

     A. J. Clegg. Mr. Clegg was named Chairman of the Board and Chief Executive Officer of the Company in May 1992. Since 1996, Mr. Clegg has also served as a member of the Board of Trustees of Drexel University. From June 1990 to December 1997 (but involving immaterial amounts of time between 1994 and 1997), Mr. Clegg served as the Chairman and CEO of JBS Investment Banking, Ltd., which provided investment management and consulting services to businesses, including the Company. In 1979, he formed Empery Corporation, an operator of businesses in the cable television and printing industries, and held the offices of Chairman, President and CEO during his tenure (1979-1993). In addition, Mr. Clegg served as Chairman and CEO of TVC, Inc. (1983-1993), a distributor of cable television components; and Design Mark Industries (1988-1993), a manufacturer of electronic senswitches. Mr. Clegg has also served on the board of directors of Ferguson International Holdings, PLC, a United Kingdom company, from March 1990 to April 1991; and was Chairman and CEO of Globe Ticket and Label Company from December 1984 to February 1991. In August 2000, Mr. Clegg was recognized as "Education Entrepreneur of the Year" by the Association of Education Practitioners and Providers.

     John R. Frock. Mr. Frock was named Vice-Chairman and Chief Administrative Officer in November 2000. Previous to that, Mr. Frock was Executive Vice President - Corporate Development. Mr. Frock was elected to the Board of Directors of the Company in May 1992. From 1992 to 1995, Mr. Frock was the President and Chief Operating Officer of JBS Investment Banking, Ltd., which provided investment management and consulting services to businesses (which included the Company). Mr. Frock served as the Chairman and Chief Executive Officer of Avant Guarde Enterprises, Ltd. from March 1992 through August 1996. Prior to that,

Mr. Frock was President and Chief Operating Officer of SBF Communications Graphics, a business forms printer located in Philadelphia, Pennsylvania; President of Globe Ticket and Label Company; and President of the Graphics Group of Empery Corporation.

     Peter H. Havens. Mr. Havens is Chairman of Baldwin Management, LLC, an investment management concern. Previously, he was the Executive Vice President of Bryn Mawr Bank Corporation overseeing the Investment Management and Trust Division. From 1982 through May 1995, Mr. Havens served as manager of Kewanee Enterprises, a private investment firm located in Bryn Mawr, Pennsylvania. He is also chairman of the board of directors of Petroferm, Inc., a director of Independence Seaport Museum and Lankenau Hospital Foundation, and a Trustee Emeritus of Ursinus College.

     Pamela S. Lewis. Dr. Lewis currently serves as Professor of Management and Dean of the McColl School of Business at Queens College in Charlotte, North Carolina. Prior to joining the McColl School, Dr. Lewis served as Professor of Management and Dean of the Bennett S. LeBow College of Business at Drexel University from June 1997 to June 2000. From 1987 to 1997, Dr. Lewis was a professor at the University of Central Florida, serving in a variety of administrative positions. Her professional specialization is in the field of strategic planning with a particular emphasis on competitive and marketing strategy. She has written and lectured on these topics extensively. Dr. Lewis also serves on the board of directors of C & D Technologies, Inc. and Charming Shoppes, Inc.

     Eugene G. Monaco. Mr. Monaco has both a J.D. from Temple Law School and M.S. in Mechanical Engineering from the University of Delaware and, from January 1, 1990 until his retirement in late 1995, served as a Judge for the Delaware County District Court. He also served as an Instructor in Kinematics and Dynamics at Drexel University, a Lecturer in child abuse at Penn State University, and was the Chief Negotiator for the Rose Tree Media School Board. He also served as Assistant District Attorney in Media, Pennsylvania and Engineering Negotiator for Westinghouse Electric for 32 years.

     Daniel L. Russell. Mr. Russell is a Principal in the Private Finance Group at Allied Capital Corporation. Prior to joining Allied Capital in 1998, Mr. Russell served in the financial services practice of KPMG Peat Marwick LLP from 1991 to 1998, including serving as a Senior Manager from 1996 to 1998. Mr. Russell is a director of The Hillman Group, SunSource Technology Services, Inc. and HealthASPex. Mr. Russell is a Certified Public Accountant.

     Robert E. Zobel. Since February 2001 Mr. Zobel has been Vice President, Chief Administrative Officer and Secretary of MARS, Inc. Mr. Zobel was Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of MARS, Inc. from February 1996 until February 2001. From 1974 through February 1996, Mr. Zobel was associated with Deloitte & Touche LLP (formerly Touche Ross & Co.) as an employee and since September 1981 as a partner. Mr. Zobel earned a B.A. degree from Claremont McKenna College, a J.D. degree from Willamette University College of law and a LLM degree in tax from Boston University.

     William L. Walton has served on the Board of Directors, and Daniel L. Russell has been nominated to the Board of Directors, as the designee of Allied Capital Corporation, the holder of all of the Series D Convertible Preferred Stock, a $10,000,000 subordinated promissory note and warrants.

     The Board of Directors recommends a vote FOR the nominees listed above.

Meetings of the Board of Directors and Committees

     The Board of Directors of the Company held a total of seven meetings during the fiscal year ended June 30, 2001 (not including actions adopted by unanimous consent). Each member of the Board of Directors attended at least 75% of the aggregate of the number of meetings of the Board and Board Committees of which he or she was a member during the 2001 fiscal year.

     The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee of the Board of Directors presently consists of Mr. Chambers (Chairman), Mr. Havens and Mr. Zobel. It held five meetings during the 2001 fiscal year. The Audit Committee recommends the engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. See "Report of the Audit Committee."

     The Compensation Committee of the Board of Directors presently consists of Mr. Chambers (Chairman), Mr. Walton and Mr. Zobel. The Committee reviews and recommends compensation and compensation changes for executives of the Company and the Board of Directors and administers the Company's stock option and stock grant plans. The Compensation Committee met five times during the 2001 fiscal year. See "Executive Compensation - Report of the Compensation Committee."

Compensation of Directors

     The Company pays directors an annual retainer of $10,000 (except directors who are also employees of the Company, who receive $6,000), which is paid quarterly, and pays members of committees of the Board of Directors $750 per meeting for each committee meeting attended. (Executive officers' compensation reported in the Summary Compensation Table does not include these fees.)

     The Company's 1995 Stock Incentive Plan, as amended, provides that as of the date 90 days following the closing of each fiscal year that the Plan is in effect, each individual serving as a director of the Company who is not an officer or employee of the Company will be granted a nonqualified stock option to purchase 5,000 shares of Common Stock if the Company's pre-tax income for such fiscal year increased at least 20% from the prior fiscal year and if the individual served as a director for the entire fiscal year then ended (or a proportionate lesser number of shares if the individual served as a director for less than the entire fiscal year). In the fiscal year ended June 30, 2001, no shares were subject to annual grant, and, pursuant to the Plan, no director received an option to purchase any shares of Common Stock.

                                 PROPOSAL 2

            Ratification of Appointment of Independent Accountants

                            (Item 2 on Proxy Card)

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for its 2002 fiscal year and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify this appointment, the Board of Directors will reconsider its selection. A representative of PricewaterhouseCoopers, LLP is expected to be present at the Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR Proposal 2.

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee

     The Company's Compensation Committee is comprised of three outside directors of the Company, currently Messrs. Chambers (Chairman), Walton and Zobel. At least annually, the Compensation Committee reviews the compensation levels of the Company's executive officers and certain other key employees and makes recommendations to the Board of Directors regarding compensation of such persons. In general, the Compensation Committee endeavors to base the compensation of the executive officers on individual performance, performance against established financial goals based on the Company's strategic plan, and comparative compensation paid to executives of direct competitors and of non-financial service companies.

     The Compensation Committee's review of compensation, other than that of the Chairman and Chief Executive Officer, is based on the recommendations of the Company's internal compensation committee, which consists of Mr. Clegg (Chairman) and Mr. Frock (Vice Chairman and Chief Administrative Officer). Executive officers' compensation generally consists of base salary (which comprises a significant portion of total compensation), bonus (which is based on the Company's performance and/or specific goals), fringe benefits and stock options. All executive officers are reviewed annually for performance. Salary changes are effective in October. Bonuses are distributed after the results of the audit of the financial statements have been verified.

     In 2000, the Company engaged William M. Mercer, Inc. ("Mercer") to perform an updated compensation survey for the Company's executive positions. In assessing the competitiveness of compensation for the Company's executives, Mercer referenced compensation data for organizations of similar size in the private education and professional/business services industries. Also, Mercer met with the Company's executive management to learn about the Company's executives' responsibilities.

     The Chairman and Chief Executive Officer's compensation for the 2001 fiscal year included an annual base salary of $320,000, a bonus plan based on the Company's net income as compared to the annual plan submitted to and approved by the Board of Directors in June 2000 and the Compensation Committee's subjective evaluation of the Company's and the Chief Executive Officer's performance, and customary fringe benefits. Mr. Clegg's salary reflected no increase over the prior period. In November 1999, in order to provide additional incentive to Mr. Clegg, the Compensation Committee entered into a Special Incentive Agreement with Mr. Clegg which provides that on each of the first, second and third anniversaries of the date of such agreement, if employed by the Company on such anniversary date, Mr. Clegg will receive an incentive payment (apart from any other compensation) in the amount of $137,333.

     In the 2001 fiscal year the bonus plan of each executive officer included a formula component, providing a bonus of up to 100% of base salary based on the Company's performance as compared to the Company's Business Plan. Based on such formula, no executive officer received a bonus. Further, at the discretion of the Company's internal executive committee and the Compensation Committee together, bonuses could be awarded based on accomplishments of individual goals, which is in addition to the bonus percentage awarded under the formula component, up to a maximum total bonus (together with the formula-based component) of 100% of base salary. No discretionary bonuses were approved.


                                            Compensation Committee
                                            Mr. Edward H. Chambers
                                            Mr. William L. Walton
                                            Mr. Robert E. Zobel

Compensation Tables

     The following tables contain compensation data for the Chief Executive Officer and the Company's four other most highly compensated executive officers (based on total annual salary and bonus for the fiscal year ended June 30, 2001).

Summary Compensation Table


                          ---------------------------------------------------------------------------------------------
                                                                                            Long Term
                                                                                           Compensation
                                                Annual Compensation                           Awards
                         ------------------------------------------------------------------------------
                                                                   Other              Securities           All Other
Name and                        Fiscal                             Annual             Underlying       Compensation/2/
Principal Position              Year       Salary        Bonus     Compensation/1/    Options/SARs
----------------------------------------------------------------------------------------------------------------------
A. J. Clegg                    2001      $316,154      $      0                -               0              $7,383

Chairman, President and        2000       314,007       141,477                -         110,000               6,391
Chief Executive Officer        1999       263,769             0                -          40,000               6,311
----------------------------------------------------------------------------------------------------------------------
William E. Bailey/3/           2001      $136,885      $      0                -               0              $  232

Chief Financial Officer;       2000       140,979        68,659                -               0                 445
Executive  Vice President      1999       112,307             0                -          30,000                 573
----------------------------------------------------------------------------------------------------------------------
Daryl A. Dixon/3/              2001      $265,000      $      0          $49,326               0              $  312

President and Chief            2000       260,615       117,205           49,858               0                 302
Operating Officer              1999        77,885             0           18,353         125,000                   0
----------------------------------------------------------------------------------------------------------------------
John R. Frock                  2001      $145,846      $      0          $14,626               0              $2,073

Executive Vice President -     2000       141,846        66,636                -               0               2,676
Corporate Development          1999       129,156             0           15,017          40,000               3,754
----------------------------------------------------------------------------------------------------------------------
Barry S. Swirsky               2001      $120,000      $      0          $12,825               0              $  983

General Counsel                2000       122,770        24,273           12,566               0                 781
                               1999       107,423             0           12,793          27,825               1,926
----------------------------------------------------------------------------------------------------------------------

(1) The amounts reported for Mr. Dixon consist of $34,100, $35,303 and $12,288 in respect of loan forgiveness in fiscal 2001, 2000 and 1999, respectively, $8,400, $8,400 and $3,500 for automobile expenses in fiscal 2001, 2000 and 1999, respectively, and $6,826, $6,155 and $2,565 for health insurance in fiscal 2001, 2000 and 1999, respectively. The amounts reported for Mr. Swirsky consist of $6,000, $6,000 and $6,000 for automobile expenses in fiscal 2001, 2000 and 1999, respectively, and $6,825, $6,566 and $6,793 for health insurance in fiscal 2001, 2000 and 1999, respectively. The amounts reported for Mr. Frock consist of $7,800, $7,800 and $3,900 for automobile expenses in fiscal 2001, 2000 and 1999, respectively, and $6,826, $7,217 and $3,268 for health insurance in fiscal 2001, 2000 and 1999, respectively. Perquisites and other personal benefits for Messrs. Clegg and Bailey for all years and Mr. Frock in fiscal 2000 did not exceed 10% of the executive officer's salary and bonus, and accordingly have been omitted from the table as permitted by the rules of the SEC.

(2) Other compensation in fiscal 2001 for Messrs. Clegg, Bailey, Dixon, Frock and Swirsky consisted of payments of (i) $6,539, $232, $312, $1,274 and $232, respectively, in respect of life insurance and (ii) $844, $0, $0, $799 and $751, respectively, in respect of Employer matching 401(k) plan contributions.

(3) Mr. Bailey joined the Company in January 1998. Mr. Dixon joined the Company in February 1999.

Options/Stock Appreciation Rights Granted in Fiscal 2001


                    ------------------------------------------------------------------------------------------
                                     Individual Grants                          Potential Realized Value at
                    ----------------------------------------------------
                                  % of Total                                      Assumed Annual Rates of
                                   Options/                                    Stock Price Appreciation for
                     Number of       SARs                                         Option  Term (10 yrs)
                    Securities    Granted to
                                                                          ------------------------------------
                    Underlying       all        Exercise
                      Option/     Employees      or Base
                       SARs       in Fiscal     Price per    Expiration       At 5% Annual    At 10% Annual
Name of Executive    Granted        2001          Share         Date          Growth Rate     Growth Rate
--------------------------------------------------------------------------------------------------------------
A. J. Clegg               0          0.00%          n/a         n/a                 $0              $0

William E. Bailey         0          0.00%          n/a         n/a                 $0              $0

Daryl A. Dixon            0          0.00%          n/a         n/a                 $0              $0

John R. Frock             0          0.00%          n/a         n/a                 $0              $0

Barry S. Swirsky          0          0.00%          n/a         n/a                 $0              $0

No grants of stock options or stock appreciation rights were made in the 2001 fiscal year to any of the above named executive officers.

Aggregated Option/Stock Appreciation Rights Exercised in Fiscal 2001 and Value of Options at June 30, 2001

                        Exercised                                                        Value of Unexercised
                        in Fiscal                   Number of Unexercised              In-the-Money Options at
                          2001                     Options at June 30, 2001                 June 30, 2001
                     -------------------------------------------------------------------------------------------
                         Shares
                      Acquired on      Value
 Name of Executive      Exercise      Realized     Exercisable  Unexerciseable  Exercisable   Unexerciseable
----------------------------------------------------------------------------------------------------------------
A. J. Clegg                 0             0           188,334          86,666      $127,017        $ 38,433

William E. Bailey           0             0            45,000          10,000      $ 57,650        $ 28,825

Daryl A. Dixon              0             0           100,000          50,000      $272,625        $136,313

John R. Frock               0             0            79,349          40,000      $108,667        $ 38,433

Barry Swirsky               0             0            50,725           9,275      $ 83,999        $ 26,735

None of the above named executive officers held any stock appreciation rights at June 30, 2001.

Senior Executive Severance Plan

     In February 2000, the Company adopted an amended Senior Executive Severance Pay Plan (the "Executive Severance Pay Plan"), which replaced the Executive Severance Pay Plan adopted in March 1997, for the Company's five executive officers. Under the Senior Executive Severance Pay Plan, if the employment of an Executive Officer with the Company terminates following a Change in Control (as defined therein) of the Company, under specified circumstances, the Executive Officer will be entitled to receive the severance benefit specified in the Severance Pay Plan. The amount payable to an Eligible Executive would equal (a) the Eligible Executive's salary for a period of months equal to (i) twelve plus the number of years of service of the Eligible Executive as of the date of termination if he has completed less than three years of services, (ii) twelve plus two times the number of years of service, if he has completed three or four years of service as of the termination date or (iii) twelve plus 2.99 times the number of years of service, if he has completed at least five years of service as of the termination date; but in no event more 35.99 months, plus (b) the bonus which would have been payable to the Eligible Executive for the year in which employment was terminated pro rated based on the number of months of employment in the year of termination.

Employment Agreements with Executive Officers

     Daryl A. Dixon - President and Chief Operating Officer

     The Company entered into a three-year employment agreement with Daryl Dixon upon his commencement of employment in February 1999. Mr. Dixon's annual base salary is $265,000, and will be reviewed annually. Beginning in the 2000 fiscal year, Mr. Dixon became eligible to receive an annual bonus of up to 50% of his base salary for achieving the Company's business plan and up to an additional 50% of his base salary for achieving above business plan targets. Pursuant to his employment agreement, on his first day of employment, the Company granted Mr. Dixon options to purchase 150,000 shares of Common Stock, vesting over a three year period. The Company also agreed to provide Mr. Dixon with a $8,400 per year car allowance, term life insurance in the amount of $260,000 for his benefit and other benefits provided to the Company's senior executives. Further, upon commencement of his employment, the Company loaned Mr. Dixon the sum of $90,000 (to repay a loan with his prior employer), accruing interest at a rate of 8% per annum. Each month during Mr. Dixon's employment, the Company will forgive 1/36 of the principal amount and associated interest of this loan. Mr. Dixon has agreed not to compete against the Company during the term of his employment and for two years thereafter.

     If prior to February 18, 2002, the Company terminates Mr. Dixon's employment other than for cause or his death or disability, the Company will pay to Mr. Dixon, as severance, an amount equal to his base salary plus a pro rata portion (based on the portion of the bonus period he was employed by the Company) of the bonus which he would have received for the period had he continued in the Company's employment. Also, the Company will forgive any remaining balance on Mr. Dixon's loan from the Company. If upon termination, Mr. Dixon is also entitled to payments under the Severance Pay Plan, the Company may credit payments under the Severance Pay Plan against this contractual severance obligation, but the Company must also continue to pay him his base salary and bonuses until February 18, 2002 (taking credit for the other severance payments and any compensation received by him from others for his services following the date of termination and prior to February 18, 2002). In such circumstance, the Company will also continue Mr. Dixon's benefits as an executive of Nobel (until he receives a comparable benefit from a new employer). Under certain circumstances, if Mr. Dixon terminates his employment with the Company following a Change in Control (as defined in the Severance Pay Plan), he will also receive these severance benefits. If the Company terminates Mr. Dixon for cause, he is entitled to receive his base salary only through the effective date of termination. If on or after February 18, 2002, the Company terminates Mr. Dixon's employment other than for cause or his death or disability, then the Company will pay to Mr. Dixon, as a severance payment, an amount equal to his base salary plus a pro rata portion (based on the portion of the bonus period he was employed by the Company) of the bonus which he would have received for the period had he continued in the Company's employment.

Other Agreements with Executive Officers

     The Company and Mr. Clegg are parties to a Special Incentive Agreement entered into November 20, 1999 which provides that on each of the first, second and third anniversaries of the date of such agreement, if Mr. Clegg is employed by the Company on such anniversary date, the Company will pay him an incentive payment in the amount of $137,333. Such agreement also provides that if is a Change in Control (as defined in the Agreement) of the Company, within 30 days of the occurrence of such Change in Control, the Company will pay to Mr. Clegg any such incentive payments which have not yet been paid (in lieu of making payment on the applicable anniversary date).

     The Company and Mr. Frock are parties to a Noncompete Agreement which provides that the Company will make a payment to Mr. Frock of $255,000 following his termination for any reason if, within 30 days of his termination date, Mr. Frock delivers a letter to the Company agreeing not to engage in specified activities in competition with the Company for four years. The Company and Mr. Frock are also parties to a Contingent Severance Agreement which provides that if Mr. Frock's employment is terminated because (i) the Company terminates Mr. Frock's employment without Cause (as defined in the agreement), or (ii) Mr. Frock resigns following a Change in Control (as defined in the agreement), within 20 days following the date of termination, the Company must make a severance payment to Mr. Frock in such amount. The Company will not under any circumstance be required to make a payment to Mr. Frock under both the Noncompete Agreement and the Contingent Severance Agreement.

     On August 29, 2001, the Company entered into Employment and Termination Agreements with each of Mr. Clegg and Mr. Frock. These agreements provide, as to each of these executives, that if the Company terminates the executive's employment other than for cause or his death or disability, the Company will pay to that executive, as severance, an amount equal to 2.99 times his average earnings for the five full calendar years preceding such termination. In addition, upon such termination, the Company will continue to provide, at its cost, family health insurance coverage to the executive and his spouse for the remainder of their lives or, in the event that the Company is unable under its then-current group health insurance plan to provide such family health insurance coverage, the Company will reimburse the executive and his spouse up to $24,000 per year for the cost of obtaining similar health insurance coverage. Upon such termination, the Company will also provide the executive with two full, annual scholarships per year for life to the Company school of his choice.

     In the Employment and Termination Agreements, each executive also agrees not to compete with the Company for a period of three years following termination of his employment, in exchange for which the Company would, for each such year, pay to Mr. Clegg the sum of $100,000, and to Mr. Frock the sum of $50,000. In the event that the executive voluntarily terminates his employment with the Company, the Company will provide the executive with a five-year consulting contract, for which Mr. Clegg would be paid not less than $200,000 per year and Mr. Frock not less than $100,000 per year, and which would provide each executive with the health insurance and scholarships described above. Finally, the Company agrees to provide Mr. Clegg with a life insurance policy with a benefit of $640,000, and Mr. Frock with a life insurance policy with a benefit of $640,000.

     The aggregate amount of payments and benefits provided under each executive's Employment and Termination Agreement will be offset against the aggregate amount of any payments or benefits owed to that executive under the Company's Severance Pay Plan, but not, in the case of Mr. Frock, by any payments or benefits under Mr. Frock's Noncompete Agreement or Contingent Severance Agreement.

                         REPORT OF THE AUDIT COMMITTEE

Membership And Role Of The Audit Committee

          The Audit Committee of the Company's Board of Directors (the "Audit Committee") consists of three outside directors, currently Messrs. Chambers, Havens and Zobel, appointed by the Board of Directors. Each member of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards, and at least one member has past experience in accounting or related financial management experience. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

Review of The Company's Audited Financial Statements For The Fiscal Year Ended June 30, 2001

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2001 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP relating to their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with PricewaterhouseCoopers LLP the independence of that firm.

     The Audit Committee has also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP's independence.

     Based on the Audit Committee's reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the SEC.


                                               Audit Committee
                                               Mr. Edward H. Chambers
                                               Mr. Peter H. Havens
                                               Mr. Robert E. Zobel

Audit And Related Fees

Fees to Accountants for Services Rendered During Fiscal Year 2001

     Audit Fees

     The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and the review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended June 30, 2001 totaled $135,550.

     Financial Information Systems Design and Implementation Fees

     The Company did not engage PricewaterhouseCoopers LLP to provide, during the fiscal year ended June 30, 2001, any services for the Company regarding the design or implementation of the Company's financial information systems, within the meaning of Rule 2-01(c)(4)(ii) of Regulation S-X.

     All Other Fees

     Fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $146,291.

                               STOCK PERFORMANCE

     The following line graph compares the cumulative total stockholder return on the Company's Common Stock with the total return of the Nasdaq Stock Market (U.S. Companies) and an index of peer group companies for the period June 30, 1996 through June 30, 2001 as calculated by the Center for Research in Security Prices. The graphs assume that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1996 and that all dividends paid by the companies included in the indexes were reinvested.


                                  [Chart Here]

                Comparison of Five Year Cumulative Total Return

                                    6/96   6/97   6/98   6/99   6/00   6/01
Nobel Learning Communities, Inc.    100.0   60.7   64.3   35.7   56.2   54.1
Nasdaq Stock Market                 100.0  121.6  160.1  230.2  340.4  184.5
(U.S. Companies)
Self-Determined Peer Group          100.0  126.4  187.1  165.0  137.8  219.9

The self determined peer group includes: Bright Horizons Family Solutions, Inc.; Childtime Learning Centers, Inc.; DeVry Inc.; ITT Educational Services, Inc.; Sylvan Learning Systems, Inc. and Tesseract Group Inc.

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization of the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100 at 6/30/96.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms ("Forms 3, 4, and 5") that they file. To the Company's knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company and written representations as to all transactions in the Company's securities effected during the period from July 1, 2000 through June 30, 2001, except as set forth below, all applicable Section 16(a) filing requirements were complied with.

     Each of Messrs. Chambers, Havens, Monaco, Walton and Zobel failed to file a Form 4 or a Form 5 reporting the grant of options, awarded on September 28, 2000, to purchase 5,000 shares of common stock, and Dr. Lewis failed to file a Form 4 or a Form 5 reporting the grant of a stock option, awarded on September 28, 2000, to purchase 3,088 shares of Common Stock. Each of these failures was inadvertent, and the appropriate Forms are now being filed.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 1998, the Company issued a $10,000,000 10% senior subordinated note (the "Allied Note") to Allied Capital Corporation, of which William L. Walton, a director of the Company, is President, Chairman and Chief Executive Officer, and of which Daniel L. Russell, a nominee to become a director of the Company, is a principal. Payments on the Allied Note are subordinate to the Company's senior bank debt. In connection with the financing transaction, the Company also issued to Allied Capital Corporation warrants to acquire 531,255 shares of Common Stock and granted to Allied Capital Corporation certain rights to require the Company to register the shares of Common Stock issuable upon exercise of the warrants under the Securities Act of 1933.

     In May 2001, the Company amended the Allied Note. Under the original Allied Note, interest accrued at the rate of 10% until the Note had been repaid. The amendments now provide that interest will accrue at the rate of 10% until October 31, 2001; at the rate of 12% from November 1, 2001 through June 30, 2005, and at the rate of 13% from July 1, 2005 until the Note has been repaid. In connection with the modification of the Allied Note, the Company paid to Allied Capital Corporation a fee of $150,000. The entire principal of the Allied
Note is currently outstanding.

     The Company loaned to Daryl Dixon, the Company's President and Chief Operating Officer, the sum of $90,000 upon the commencement of his employment (to repay a loan with his prior employer). The loan accrues interest at a rate of 8% per annum. Each month during Mr. Dixon's employment, the Company forgives 1/36 of the principal amount and associated interest of this loan.

     In June 2001, the Company sold a school property in Manalapan, New Jersey, to Mr. Clegg and his wife, Stephanie Clegg, d/b/a Tiffany Leasing, a Pennsylvania sole proprietorship, in a transaction approved by the Board of Directors. The purchase price for the property was $3,857,144, based on the appraised value of the property as determined by an independent third party appraiser. Simultaneously with the closing of the sale, the Company leased the property back from Tiffany Leasing under a 20-year lease, with an initial annual rent of approximately $450,000 per year. The lease is a triple net lease, pursuant to which the Company is responsible for all costs of the property, including maintenance, taxes and insurance. The lease is subject to increases every three years, based upon the change in the Consumer Price Index, not to exceed 2% each year. The Company also has two 5-year options to renew the lease at the end of the original lease term. Apart from increasing the length of the original lease term, the terms and conditions of the purchase and lease are substantially the same as the final terms and conditions previously negotiated by the Company with a disinterested third party which had been interested in buying and leasing the property, but which did not ultimately consummate the transaction for reasons unrelated to the Company or the proposed terms.

                              GENERAL INFORMATION

     Stockholders who wish to obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as filed with the SEC, may do so by writing or calling Yvonne DeAngelo, Secretary, Nobel Learning Communities, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063, telephone (610) 891-8200 or by sending an electronic mail message to nobel@educating.com.


                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2002 Annual of Meeting of Stockholders must be received by the Company no later than June 14, 2002 and be otherwise in compliance with applicable laws and regulations in order for such proposals to be included in the Proxy Statement. In addition, the Company's Certificate of Incorporation requires that any stockholder who wishes to make a nomination for the office of director or to initiate a proposal or other business at the 2002 Annual Meeting must give the Company advance notice by September 1, 2002 (or, if the date of the 2002 Annual Meeting is on or before October 25, 2002 or on or after December 6, 2002, by the date ten days following the date that the Company first mails to stockholders the Company's notice of the Annual Meeting), and that notice must meet certain other requirements set forth in the Company's Certificate of Incorporation. If such a proposal is not submitted by the date prescribed by the foregoing sentence, management will have the authority to vote proxies in its discretion as to such proposal.


By Order of the Board of Directors

Yvonne DeAngelo
Secretary

October 16, 2001

                                                                      APPENDIX A

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                      OF NOBEL LEARNING COMMUNITIES, INC.

                                 June 10, 1999

1. The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Committee shall be composed of three or more outside directors who are independent of the management of the Company and are free of any relationship that would interfere with their exercise of independent judgment as a Committee member. At least one of the Committee members should have accounting or related financial management experience. The CFO of the Company should serve on the Committee on an ex-officio position. The Committee should meet at least quarterly prior to filing quarterly financial 10Q reports to the SEC and prior to the release of annual financial information to the public.


2. The Audit Committee shall:

   a) Recommend annually to the Board of Directors a firm of independent certified public accountants for appointment as auditors of the Company (the "Auditors");

   b) Review the financial reporting process, the system of internal controls, the audit process, and the Company's process for monitoring compliance with laws and regulations.

   c) Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

   d) Meet with the Auditors and the Nobel financial management to review the scope and results of each annual audit of the Company's financial records and accounts.

   e) Meet with the Auditors and the Nobel financial management to review the management letter and the annual financial statements to determine whether they are complete and consistent with the information known to Committee members and to assess whether the financial statements reflect appropriate accounting principles. Obtain explanations related to variances from budget and for any significant or unusual accounting entries. Consider management's handling of proposed audit adjustments identified by the Auditors. If necessary, meet with Auditors independently to review performance.

   f) Insure that significant findings and recommendations made by the Auditors are received and discussed on a timely basis.

   g) Meet with the Auditors and the Nobel financial management to review the interim financial information and the results of the interim review by the Auditors and obtain explanations related to variances from budget and for any significant or unusual accounting entries.

   h) Review the results of the internal audits and the effectiveness of the internal audit plan and process.

  i) Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards.

  j) Regularly update the Board of Directors about the Committee's activities, apprising them of any significant issues or unusual transactions or adjustments.

                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        NOBEL LEARNING COMMUNITIES, INC.

  The undersigned hereby appoints A.J. Clegg, Yvonne DeAngelo and William E. Bailey proxies for the undersigned, each with power to appoint his or her substitute, and authorizes each of them acting alone, or together if more than one is present, to represent and to vote, as specified below, all of the shares of the undersigned held of record by the undersigned on October 11, 2001, at the 2001 Annual Meeting of Stockholders of Nobel Learning Communities, Inc. (the "Company") on November 15, 2001, and at all adjournments thereof, on the matters set forth herein and in the discretion of the proxies for the transaction of such other business as may come before the meeting.

1. Election of two directors to serve for a three year term (until the Annual Meeting of Stockholders in the year 2004)

 [_] FOR all nominees listed below (except as marked to the contrary below):
 [_] WITHHOLD AUTHORITY to vote for all nominees listed below

                  Pamela S. Lewis            Daniel L. Russell

 INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:

          ---------------------------------------------------------------------

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2002.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

                                     (OVER)

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH NOMINEE AND "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS FOR THE COMPANY'S FISCAL YEAR 2002.

                                        Date: __________________________ , 2001

                                        ---------------------------------------

                                        ---------------------------------------

                                        Your name should appear exactly as
                                        your name appears in the space at the
                                        left. For joint accounts, any co-owner
                                        may sign. When signing in a fiduciary
                                        or representative capacity, please
                                        give your full title as such. If a
                                        corporation or partnership, sign in
                                        full corporate or partnership name by
                                        authorized officer or partner.

 PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.